Vicor Corporation Announces Filings of Its Delayed Quarterly Reports

ANDOVER, MA -- 02/27/2008 -- Vicor Corporation (NASDAQ: VICR) today reported that it has filed its Quarterly Reports on Form 10-Q for the periods ending June 30, 2007 and September 30, 2007. As a result of such filings, the Company anticipates that the pending actions to delist its stock from trading on the NASDAQ Global Market will be terminated.

Vicor will be not be holding an investor conference call until the announcement of its 2007 year end results. The Company will issue another press release as to the date of the year end earnings release and the information regarding the conference call.

To view the Quarterly Reports filed on Form 10-Q for the periods ending June 30, 2007 and September 30, 2007, please visit Investor Relations at the Company's website at www.vicorpower.com.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from those projected or anticipated. These risks and uncertainties include the continued listing of the Company's shares on the NASDAQ and the timing of the announcement of the Company's year end results, as well as those risks and uncertainties identified in the Company's Annual Report on Form 10-K. The risk factors contained in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in that Form 10-K should be read together with other reports and documents that the Company files with the SEC from time to time, which may supplement, modify, supersede or update those risk factors.

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to the communications, information technology, industrial control and military electronics markets.

For further information contact:
Mark A. Glazer
Investor Relations
Vicor Corporation
Tel: 978-470-2900
Fax: 978-749-3439